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                                                                  EXHIBIT 99.1



UDATE.COM ANNOUNCES MONTHLY REVENUES UP 30% TO $2.04M WITH EARNINGS BEFORE INTEREST TAX DEPRECIATION AND AMORTIZATION (EBITDA) OF $0.49M FOR JULY 2001

NEW YORK, Aug. 6 /PRNewswire/ -- uDate.com (OTC Bulletin Board: UDAT - news), the global online personals group providing dating and matchmaking services to over 5 million registered members through two leading brands http://www.udate.com and http://www.kiss.com, today announced preliminary results for the month of July 2001.

FINANCIAL HIGHLIGHTS

In the month of July 2001 the Company achieved earnings before interest tax depreciation and amortization (EBITDA) of $0.485M, more than double that achieved in the entire quarter ending June 30, 2001. Total revenues for the month were $2.037M, up $0.47M or 30%, on the month of June 2001. This takes the Company to a cumulative EBITDA for the current fiscal year-to-date of $0.457M, and is inline with the Company's recently disclosed forecasts.

Cash and cash equivalents at the end of July 2001 increased by 27.5% compared to the position at June 30, 2001. The Company ended the month with cash and cash equivalents of $1.22M.

"These are fantastic results that clearly show the significant returns that are possible from a business such as uDate and the speed with which we are gaining traction in the sector. At a time when many technology and Internet businesses are generating weak results, uDate is showing strong consistent growth. I shall continue to update you about our progress on a monthly basis" stated Mel Morris, CEO and Founder.

Consistent Growth In Subscriber Base

In the month of July 2001 the Company grew its subscriber base by 16,448 additional subscribers, a 47% increase over the 11,168 additional subscribers achieved in June 2001. The total number of subscribers at the end of July 2001 was 135,829. Subscription receipts for the month ending July 2001 also grew by 25% over June 2001 to $2.264M.

Outlook for August

"August is seasonally a quiet month for our sector. However, I expect our revenues for August 2001 to show a small amount of growth on July 2001" continued Morris.

About uDate

uDate operates high-quality web sites that serve the online singles community. The Company stresses service, efficiency and personal security through its two leading brands uDate.com (http://www.udate.com) and Kiss.com
(http://www.kiss.com).

uDate.com was launched commercially in February 1999 to provide a comprehensive Internet dating service featuring extensive customer profiles, sophisticated matchmaking technology and fully integrated instant messaging capabilities. uDate operates at the top end of its market sector



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with more than 2 million registered members and provides features that surpass the most professional off-line dating services.

Kiss.com was launched in 1995 and is a market leader in the provision of online picture personals. Kiss' product offering provides its more than 3 million registered members with opportunities for dating and romance, as well as off-line events.

Both uDate.com and Kiss.com web sites offer free registered membership. A registered member of either web site may post their profile and photographs and utilize the search or matchmaking features offered by the site at any time. To enable communication with other members however, registered members must purchase a subscription. Subscription plans are available allowing communication for periods of five days to 24 months.

Forward-Looking Statements

Certain statements in this press release that do not contain historical facts or information are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include those (a) that contain the words "may," "will," "should," "estimates," "predicts," "potential," "continue," "strategy," "believes," "anticipates," "plans," "expects," "intends," and similar expressions, (b) that describe any of the Company's or management's plans, objectives or goals for future operations and products, or
(c) that concern the characteristics and growth of the Company's markets or customers or products or the expected liquidity and capital resources of the Company. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, levels of activity, performance or achievements of the Company to be materially different from any future levels of results, activity, performance or achievements expressed or implied by such forward-looking statements. Such risks include, among others, those set forth in the Company's Annual Report on Form 10-KSB under the heading, "Risk Factors" contained within Item 6. Management's Discussion and Analysis or Plan of Operations. Such Risk Factors include the following: risks related to the Company's financial condition and business model, risks related to the Company's markets and strategy, risks related to the internet and the Company's technology infrastructure, risks related to government regulation, and risks related to volatility in the price for the Company's securities and the effect of future sales of the Company's common stock. For a detailed discussion of these risk factors and other cautionary statements, please refer to the Company's filings with the Securities and Exchange Commission, including the Company's Annual Report on Form 10-KSB for the most recently ended year.

        CONTACTS:
        Public & Investor Relations         uDate.com
        Stanton Crenshaw                    uDate.com, Inc.
        Tel: 212-780-1900, ext. 506         Tel: 1 800 506 2307
        Sammie Becker                       Investor Relations
        Sbecker@stanton-crenshaw.com        ir@uDate.com